Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES CLOSING OF ACQUISITION OF TOM JOHNSON INVESTMENT MANAGEMENT

VERO BEACH, Fla. (April 1, 2026) – Bimini Capital Management, Inc. (OTCQX:BMNM) ("Bimini” or the “Company”) today announced that its wholly owned subsidiary, Bimini Advisors Holdings, LLC,  has completed the purchase of eighty percent (80%) of the fully diluted equity interests of Tom Johnson Investment Management, LLC (“TJIM”), a privately held registered investment adviser.

The purchase price paid in the transaction was $12,318,492, of which $12 million was paid in cash at the closing, with the balance to be paid on or before the first anniversary of the closing.

In addition, subject to certain conditions, (1) Bimini may be required to purchase the remaining 20% of TJIM’s equity interests upon the later to occur of (a) the third anniversary of the closing and (b) the principal seller ceasing to be an employee of TJIM or (2) Bimini will have the option to acquire the remaining 20% interest following the third anniversary of the closing, in either case at a purchase price to be determined.

Effective as of the closing, the principal seller entered into a new three-year employment agreement with TJIM and all existing staff of TJIM entered into employment agreements or executed offers of employment. It is expected that certain members of TJIM’s current staff will be offered the opportunity to become equity owners in TJIM, to support retention and alignment with TJIM’s objectives.

Commenting on the completion of the transaction, Robert E. Cauley, Chairman and Chief Executive Officer of Bimini, said, “We are excited to complete this transaction and further position Bimini as a pure asset management firm. TJIM currently has approximately $1.63 billion of assets under management across both the equity and fixed income markets. Their management agreements are diverse, covering individual accounts, sub-advisory agreements and wrap programs. Further, this transaction will provide TJIM with: (i) access to Bimini’s experienced public company management, governance, and infrastructure; (ii) Bimini’s capital markets expertise and access (including Bimini’s banking relationships with major banks across Wall Street); and (iii) the potential to raise assets under management in public markets. TJIM will also receive increased name recognition from its affiliation with Bimini, the external manager of Orchid Island Capital, Inc., a New York Stock Exchange-listed public real estate investment trust ("Orchid Island"). Further, the management of the respective assets of TJIM and Bimini will remain under their current management teams, and we do not anticipate comingling of the asset management responsibilities.”

Richard H. Parry, President and Chief Investment Officer of TJIM added, “This strategic step will facilitate staff retention and provide our staff with ongoing incentives for both growth and sustaining the high level of services to our clients over the long term. I personally look forward to working with Bob and the rest of the Bimini team in the years to come to address this ever-changing investment service arena.”

Westmere Management LLC acted as exclusive financial advisor to Bimini in connection with this transaction.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is an asset manager specializing in residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae) while employing leverage and various hedging strategies.

Through our wholly owned subsidiary, Bimini Advisors, LLC ("Bimini Advisors"), we serve as the external manager of Orchid Island. Bimini Capital Management, Inc. and its subsidiaries are headquartered in Vero Beach, Florida.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements, except as may be required by law.

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com